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Exhibit 99

Proxy

Butte Community Bank

        This proxy is solicited on behalf of the board of directors.    The undersigned hereby appoints John F. Coger, Craig Larson and Gayle J. Lee as proxyholders with full power of substitution, to represent, vote and act with respect to all shares of common stock of Butte Community Bank which the undersigned would be entitled to vote at the meeting of shareholders to be held on May 23, 2002.

1.
Election of ten (10) persons to be directors.

	M. Robert Ching, M.D.	Robert L. Morgan, M.D.
	Eugene B. Even	James S. Rickards
	John D. Lanam	Keith C. Robbins
	Donald W. Leforce	Gary B. Strauss, M.D.
	Ellis L. Matthews	Hubert I. Townshend
☐	For All Nominees Listed Above (except as marked to the contrary below)	☐ Withhold Authority

  (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name on the space below:)

2.
Approval of the Plan of Reorganization and Agreement of Merger dated April    , 2002 by and between Butte Community Bank, Butte Merger Company and Community Valley Bancorp.

☐	FOR	☐	AGAINST	☐	ABSTAIN
3.
In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournments or adjournments thereof.

PLEASE SIGN AND DATE BELOW

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" each of the proposals set forth herein. If any other business is presented at the meeting, this proxy confers authority to and shall be voted in accordance with the recommendations of the proxyholders. The board of directors recommends a vote "FOR" each of the proposals set forth herein.

        (Please date this proxy and sign your name exactly as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full title. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person. All joint owners should sign.)

☐    I DO            ☐    I DO NOT            EXPECT TO ATTEND THE MEETING

(Number of Shares)
(Please Print Your Name)
(Please Print Your Name)
(Date)
(Signature of Shareholder)
(Signature of Shareholder)

        This proxy is solicited on behalf of the board of directors and may be revoked prior to its exercise by filing with the secretary of Butte Community Bank a duly executed proxy bearing a later date or an instrument revoking this proxy.

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  Exhibit 99
Proxy Butte Community Bank